                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  BTG, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                   (BTG LOGO)

                                   BTG, INC.
                            3877 FAIRFAX RIDGE ROAD
                            FAIRFAX, VIRGINIA 22030

                                                                   July 29, 1999

Dear Shareholder:

     You are cordially invited to attend the 1999 annual meeting of BTG, Inc. on Thursday, September 9, 1999, at 10:00 a.m. at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190.

     At this meeting, you will be asked to vote, in person or by proxy, on the following matters: (i) the election of two directors; (ii) approval of amendments to the Directors Stock Option Plan; (iii) ratification of the appointment of BTG's independent auditors; and (iv) any other business as may properly come before the meeting. The official Notice of Meeting, proxy statement, and form of proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the proxy statement.

     It is important that your shares be represented at the annual meeting, whether or not you are personally able to attend. You are urged to complete, sign, and mail the enclosed proxy card as soon as possible.

                                          Sincerely,
                                          /s/ EDWARD H. BERSOFF
                                          Edward H. Bersoff
                                          Chairman of the Board, President, and
                                          Chief Executive Officer

                                   BTG, INC.
                            3877 FAIRFAX RIDGE ROAD
                            FAIRFAX, VIRGINIA 22030
                                 (703) 383-8000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 9, 1999

     NOTICE IS HEREBY GIVEN that the 1999 annual meeting of shareholders of BTG, Inc. will be held on Thursday, September 9, 1999, at 10:00 a.m. at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190, for the following purposes:

     1) To elect two directors, each for a three-year term;

     2) To approve amendments to the Directors Stock Option Plan, increasing to 2,500 the number of option shares issuable per year to each eligible director, and increasing the option price from the fair market value of the stock on the date of the grant to 110% of such fair market value;

     3) To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2000; and

     4) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Pursuant to BTG's bylaws, the Board of Directors has fixed July 8, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. Only holders of record of BTG common stock as of that date will be entitled to notice of and to vote at the annual meeting or any adjournments thereof.

     In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by BTG.

                                          By order of the Board of Directors of
                                          BTG, Inc.
                                          /s/ EDWARD H. BERSOFF
                                          Edward H. Bersoff
                                          Chairman of the Board, President, and
                                          Chief Executive Officer

Fairfax, Virginia
July 29, 1999

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                   BTG, INC.
                            3877 FAIRFAX RIDGE ROAD
                            FAIRFAX, VIRGINIA 22030

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 9, 1999

               SOLICITATION, VOTING, AND REVOCABILITY OF PROXIES

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being furnished to the shareholders of BTG, Inc. ("BTG" or the "Company"), a Virginia corporation, in connection with the solicitation of proxies by the Board of Directors for use at the 1999 annual meeting of shareholders of the Company to be held on Thursday, September 9, 1999, at 10:00 a.m. at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190, and any adjournments thereof.

     If the enclosed form of proxy is properly executed and returned to BTG in time to be voted at the annual meeting, the shares represented thereby will be voted in accordance with the instructions thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED: (i) FOR THE ELECTION OF EACH OF THE TWO NOMINEES OF THE BOARD OF DIRECTORS TO SERVE AS DIRECTORS, EACH FOR A THREE-YEAR TERM; (ii) FOR THE APPROVAL OF AMENDMENTS TO THE DIRECTORS STOCK OPTION PLAN TO INCREASE THE NUMBER OF OPTION SHARES ISSUABLE PER YEAR TO EACH ELIGIBLE DIRECTOR TO 2,500, AND TO INCREASE THE OPTION PRICE FROM THE FAIR MARKET VALUE OF THE STOCK ON THE DATE OF THE GRANT TO 110% OF SUCH FAIR MARKET VALUE; AND (iii) FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, PROXIES WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS. BTG is not aware of any such matters that are proposed to be presented at its annual meeting.

     The cost of soliciting proxies in the form enclosed herewith will be borne by BTG. In addition to the solicitation of proxies by mail, directors, officers and regular employees of BTG, without extra remuneration, may solicit proxies personally, by telephone, telegram, or otherwise. BTG may request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so. It is anticipated that this proxy statement will be mailed to shareholders on or about July 29, 1999.

     The securities which can be voted at the annual meeting consist of shares of common stock of BTG. Each share entitles its owner to one vote on each matter presented to the shareholders. The Board of Directors has fixed July 8, 1999 as the record date for the determination of shareholders entitled to vote at the annual meeting. On the record date, there were approximately 307 record holders of common stock and the number of shares outstanding as of that date was 8,846,487. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Shareholders' votes will be tabulated by a representative of First Union National Bank of North Carolina, which has been appointed by the Board of Directors to act as inspector of election for the annual meeting. Under Virginia corporate law and BTG's bylaws, directors are elected by a plurality of votes of shares present (in person or by proxy) and entitled to vote. Unless otherwise required by law or BTG's articles of incorporation or bylaws, any other matter put to a shareholder vote will be decided by the affirmative vote of a majority of the votes cast on the matter. For purposes of that tabulation, abstentions and broker non-votes have no effect on the vote.

     The presence of a shareholder at the annual meeting will not automatically revoke the shareholder's proxy. However, a shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of BTG a written notice of revocation, by delivering to BTG a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person.

                            ------------------------

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
APPROVAL OF THE PROPOSALS SET FORTH IN ITEMS 1, 2 AND 3 OF THIS PROXY STATEMENT
                            ------------------------

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding beneficial ownership of BTG's common stock as of July 8, 1999 by: (i) each director and nominee for director; (ii) the Chief Executive Officer, the most highly compensated executive officers during the year ended March 31, 1999, each of whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers"); (iii) all persons known to be beneficial owners of more than 5% of the outstanding common stock; and (iv) all incumbent directors and executive officers as a group. Under the rules of the Securities and Exchange Commission ("SEC"), a person is deemed a "beneficial owner" of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities as to which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities.

                                                          NUMBER OF        PERCENT OF COMMON
                        NAME                               SHARES          STOCK OUTSTANDING
                        ----                              ---------        -----------------
Heartland Advisors, Inc. (1)........................      1,776,700              20.08%
Edward H. Bersoff, Chairman, President, and Chief
  Executive Officer(2)..............................      1,340,246              15.15
Wellington Management Co., LLP(3)...................        842,700               9.53
Donald M. Wallach, Director(4)......................        306,497               3.46
John Littley, III, Senior Vice President(5).........        125,897               1.42
Marilynn D. Bersoff, Corporate Secretary(6).........        103,321               1.17
Randall C. Fuerst, Senior Vice President(7).........         60,483                *
Alan G. Merten, Director(8).........................         20,439                *
Raymond T. Tate, Director(9)........................         18,373                *
Ruth M. Davis, Director(10).........................         17,460                *
Linda E. Hill, Senior Vice President(11)............         14,348                *
Earle C. Williams, Director(12).....................         10,100                *
Ronald L. Turner, Director(13)......................          4,000                *
Peter F. DiGiammarino, Senior Vice President(14)....              0                *
All directors and executive officers as a group (15
  persons)(15)......................................      2,047,680              23.15

---------------
  *  Represents less than 1% of the outstanding shares of common stock.

 (1) The address of Heartland Advisors, Inc. is 790 North Milwaukee Street, Milwaukee, WI 53202.

 (2) The address of Dr. Bersoff, and each other officer and director of BTG, is c/o BTG, Inc., 3877 Fairfax Ridge Road, Fairfax, Virginia 22030. The number of shares listed for Dr. Bersoff includes options to acquire 13,000 shares of common stock, which are exercisable within 60 days of July 8, 1999. Does not include (i) options to acquire 164,667 shares, which are not exercisable within 60 days of July 8, 1999; (ii) 96,487 shares and options to acquire 31,500 shares (6,834 of which are exercisable within 60 days of July 8, 1999) owned by Marilynn D. Bersoff, Dr. Bersoff's wife; (iii) 2,875 shares owned by Dr. Bersoff's mother; and (iv) 2,875 shares owned by Dr. Bersoff and his brother, as trustees for their mother.

 (3) The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

 (4) Includes (i) options to acquire 5,500 shares, which are exercisable within 60 days of July 8, 1999; (ii) 114,130 shares held in joint tenancy with Mr. Wallach's wife; and (iii) 55,050 shares held by Wallach Associates, Inc. Employee Profit Sharing Plan Trust, of which Mr. Wallach is the managing trustee. Does not include 1,000 shares owned by Mr. Wallach's wife.

 (5) Includes (i) options to acquire 14,167 shares, which are exercisable within 60 days of July 8, 1999; and (ii) 68,000 shares owned jointly with Mr. Littley's wife. Does not include (i) options to acquire 46,333 shares, which are not exercisable within 60 days of July 8, 1999; and (ii) 3,000 shares owned by Mr. Littley's wife.

 (6) Includes options to acquire 6,834 shares, which are exercisable within 60 days of July 8, 1999. Does not include (i) options to acquire 24,666 shares, which are not exercisable within 60 days of July 8, 1999; and (ii) 1,327,246 shares and options to acquire 177,667 shares (13,000 of which are exercisable within 60 days of July 8, 1999) owned by Edward H. Bersoff, Marilynn Bersoff's husband.

 (7) Includes options to acquire 12,001 shares, which are exercisable within 60 days of July 8, 1999. Does not include options to acquire 93,999 shares, which are not exercisable within 60 days of July 8, 1999.

 (8) Includes options to acquire 3,000 shares, which are exercisable within 60 days of July 8, 1999.

 (9) Includes options to acquire 5,000 shares, which are exercisable within 60 days of July 8, 1999.

(10) Includes options to acquire 5,000 shares, which are exercisable within 60 days of July 8, 1999.

(11) Includes (i) options to acquire 3,834 shares, which are exercisable within 60 days of July 8, 1999; and (ii) 419 shares owned jointly with Ms. Hill's husband. Does not include options to acquire 64,166 shares, which are not exercisable within 60 days of July 8, 1999.

(12) Includes options to acquire 3,500 shares, which are exercisable within 60 days of July 8, 1999.

(13) Includes options to acquire 4,000 shares, which are exercisable within 60 days of July 8, 1999.

(14) As of January 4, 1999, Mr. DiGiammarino was no longer employed by the Company.

(15) Includes options to acquire 90,821 shares, which are exercisable within 60 days of July 8, 1999. Does not include options to acquire 574,846 shares, which are not exercisable within 60 days of July 8, 1999.

                             ELECTION OF DIRECTORS
                                   (ITEM ONE)

     The Board of Directors consists of seven members. Directors serve three-year terms, which are staggered to provide for the election of approximately one-third of the Board of Directors each year. At the annual meeting, Ruth M. Davis and Raymond T. Tate each will be nominated for three-year terms. Unless otherwise instructed on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominee directors listed below. The Board of Directors believes that each nominee will stand for election and will serve if elected. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend. There is no cumulative voting for election of directors. Assuming the presence of a quorum at the annual meeting, the two directors receiving the largest number of votes will be elected.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

     Set forth below is certain information with respect to the nominees of the Board of Directors for election as directors at the annual meeting, and other directors whose terms do not expire until subsequent annual meetings.

                                                                                 FOR TERM TO
            NAME              AGE           POSITION           DIRECTOR SINCE      EXPIRE
            ----              ---           --------           --------------    -----------
Ruth M. Davis...............  70            Director                1986            2002
Raymond T. Tate.............  75            Director                1988            2002

     Ruth M. Davis is Chair of The Aerospace Corporation, a government-chartered, not-for-profit corporation, and has served since 1981 as President and Chief Executive Officer of the Pymatuning Group, Inc., which specializes in industrial modernization strategies and technology management. Dr. Davis also currently serves on the boards of Consolidated Edison Company of New York, Inc., Ceridian Corporation, and Varian Semiconductor Equipment Associates, Inc. She served as Assistant Secretary of Energy for Resource Applications from 1979 to 1981 and as Deputy Undersecretary of Defense for Research and Advanced Technology from 1977 to 1979.

     Raymond T. Tate has served since 1979 as President of Raymond Tate Associates, Inc., a technology consulting firm. From 1994 to October 1996, he served as Chairman of the Board, President, and Chief Executive Officer of Ashton Technology Group, Inc., a technology company primarily involved in financial transactions and neural network research and development activities. He is a former Deputy Assistant Secretary of the Navy and a former Deputy Director of the National Security Agency.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTORS.

CONTINUING DIRECTORS

                                                                                 FOR TERM TO
            NAME              AGE           POSITION           DIRECTOR SINCE      EXPIRE
            ----              ---           --------           --------------    -----------
Edward H. Bersoff...........  56     Chairman of the Board,         1982            2000
                                       President, and CEO
Donald M. Wallach...........  64            Director                1982            2000
Alan G. Merten..............  57            Director                1996            2001
Ronald L. Turner............  53            Director                1995            2001
Earle C. Williams...........  69            Director                1998            2001

     Edward H. Bersoff has served as President, Chief Executive Officer, and Chairman of the Board of Directors since founding BTG in 1982. From 1975 until 1982, he was employed by CTEC, Inc., a provider of systems integration services, serving first as Vice President, then Executive Vice President, and later as President. Previously, he was employed by Logicon, Inc., a provider of advanced technology systems and services to national security, civil, and industrial clients, and the National Aeronautics and Space Administration, in Cambridge, Massachusetts. Dr. Bersoff serves as a director of Phillips Publishing International, Inc. and Transcrypt International, Inc. He is the husband of Marilynn D. Bersoff, Corporate Secretary of BTG.

     Donald M. Wallach has served since 1965 as the President of Wallach Associates, Inc., a professional recruiting and employment counseling firm which recruits primarily executive and technical professionals in the fields of defense, electronics, intelligence, computer science, and information technology.

     Alan G. Merten has been the President of George Mason University since 1996. From 1989 until accepting that position, he served as Dean of the Johnson Graduate School of Management at Cornell University. Dr. Merten currently serves on the boards of Smith Barney Concert Investment Series and Comshare, Inc.

     Ronald L. Turner is currently President and Chief Operating Officer of Ceridian Corporation ("Ceridian"), an information services company. From 1993 to 1997 he served as the President and Chief Executive Officer of Computing Devices International, a defense electronics business that was sold by Ceridian in 1997. From 1987 to 1993, he served as President and Chief Executive Officer of GEC-Marconi Electronic Systems Division. Mr. Turner also currently serves as a director of Ceridian and FLIR Systems, Inc.

     Earle C. Williams served as President and Chief Executive Officer of BDM International, Inc. from 1972 until his retirement in 1992 and as a director of that company from 1972 through 1997. Mr. Williams is presently a member of the Board of Directors of Gamma-A Technologies, Inc., GTS Duratek, Inc., and The Parsons Corporation. He is also a director of the Wolftrap Foundation for the Performing Arts and the Auburn University Foundation.

CORPORATE GOVERNANCE AND OTHER MATTERS

     The Board of Directors acts as the nominating committee for selecting nominees for election as directors. BTG's bylaws permit shareholders eligible to vote at the annual meeting to make nominations for directors if such nominations are made pursuant to timely notice in writing to the Secretary of BTG. The bylaws also permit shareholders to propose other business to be brought before an annual meeting, provided that such proposals are made pursuant to timely notice in writing to the Secretary of BTG. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of BTG no later than 90 days prior to the anniversary date of the immediately preceding annual meeting. A shareholder's notice of nomination also must set forth certain information specified in Section 2.3.6 of BTG's bylaws concerning both the nominating shareholder and each person the shareholder proposes to nominate for election. No such nominations have been received in connection with the 1999 annual meeting.

     The members of the Organization and Compensation Committee of the Board of Directors (the "Compensation Committee") during fiscal 1999 were Messrs. Wallach (chair) and Tate, and Dr. Merten, all of whom are non-employee directors. The Compensation Committee has authority over, and performs all the duties related to, compensation of management, including determining policies and practices, changes in compensation and benefits for management, determination of employee benefits, and all other matters relating to employee compensation, including administering the 1995 Employee Stock Option Plan (the "Employee Option Plan"), the Directors Stock Option Plan (the "Directors Option Plan"), and the 1997 Non-Employee Director Stock Purchase Plan (the "Director Purchase Plan"). The Compensation Committee met three times in fiscal 1999.

     The members of the Audit Committee of the Board of Directors during fiscal 1999 were Dr. Davis (chair) and Messrs. Williams and Turner, all of whom are non-employee directors. The Audit Committee, among other things, makes recommendations concerning the engagement of independent auditors, reviews the results and scope of the annual audit and other services provided by BTG's independent auditors, and reviews the adequacy of BTG's internal accounting controls. In fiscal 1999, the Audit Committee met five times.

     During the twelve months ended March 31, 1999, the Board of Directors held nine meetings. No incumbent director attended fewer than 75 percent of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served.

COMPENSATION OF DIRECTORS

     For the first half of fiscal 1999, non-employee directors each received quarterly payments of $3,000, and fees of $2,000 per Board of Directors meeting and $1,000 per committee meeting attended. Attendance via telephone was compensated at one-half the normal meeting rate. Beginning in October 1998, quarterly payments were increased to $5,000 ($5,375 for committee chairs), with an annual maximum of $36,000 ($37,500 for committee chairs) on each director's fees. The directors also received reimbursement for reasonable expenses incurred in attending meetings.

     BTG originally adopted the Directors Option Plan on August 30, 1995 (the "Effective Date"). Under the plan, options to purchase up to 100,000 shares of common stock were set aside to be granted to directors who are not officers or employees of BTG (each an "Eligible Director"). On the Effective Date, each Eligible Director was granted an initial option to purchase shares, the number of which varied depending upon each Eligible Director's years of service as a director, as follows: (1) more than seven years of service -- 2,500 shares; (2) between three and seven years of service -- 2,000 shares; (3) between zero and three years of service -- 1,500 shares; and (4) no years of service -- 1,000 shares. The Directors Option Plan also provided that each Eligible Director whose commencement of service is after the Effective Date is to be granted an initial option to purchase 1,000 shares as of the date of the Eligible Director's commencement of service. Each Eligible Director also is granted an additional option to purchase 1,000 shares each year that the Eligible Director continues to be an Eligible Director. All options granted under the original Directors Option Plan had a purchase price equal to the fair market value of the stock as of the grant date. The Directors Option Plan will terminate in 2005, unless terminated at an earlier date by the Board of Directors. During fiscal 1999, no directors exercised options to purchase shares under the Directors Option Plan. Subject to shareholder approval, the Directors Option Plan was amended on December 17, 1998 to provide that each Eligible Director will receive options to acquire 2,500 shares per annual grant, at an exercise price equal to 110% of the stock's fair market value on the grant date.

     BTG also has adopted the Director Purchase Plan. Under that plan, non-employee directors may elect to have their fees as directors retained and used to purchase shares of common stock. Generally, retained fees are accumulated during the period commencing on October 1 of each year and ending September 30 of the following year (the "Accumulation Period"). The purchase price for each share is its fair market value on the first or last trading day of such Accumulation Period, whichever is lower. Under the Director Purchase Plan, 100,000 shares are available for purchase by non-employee directors. During the Accumulation Period ended September 30, 1998, five directors had elected to purchase an aggregate of 18,961 shares under the Director Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Neither the Company nor any of its subsidiaries has, since the beginning of fiscal year 1999, been a party to any transactions or relationships described in
Item 404 of SEC Regulation S-K.

EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the compensation paid to the Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                           ------------
                                      FOR THE       ANNUAL COMPENSATION     SECURITIES
                                    FISCAL YEAR     --------------------    UNDERLYING       ALL OTHER
  NAME AND PRINCIPAL POSITION     ENDED MARCH 31,   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION(1)
  ---------------------------     ---------------   ---------   --------   ------------   ---------------
Edward H. Bersoff...............       1999         $413,542    $     0      135,000          $19,293
  Chairman of the Board,               1998          398,334          0       10,000           52,146
  President and Chief Executive        1997          357,007          0        9,000           37,407
     Officer
Randall C. Fuerst...............       1999          238,958          0       75,000            9,962
  Senior Vice President                1998          214,376     50,000        7,000           38,425
                                       1997          197,113          0        7,000           17,688
Marilynn D. Bersoff.............       1999          177,084     25,000       15,000           33,501
  Corporate Secretary                  1998          184,292     25,000        5,000           19,318
                                       1997          166,179          0        4,000           13,440
John Littley, III...............       1999          194,375          0       25,000           12,959
  Senior Vice President and
  Chief Information Officer
Linda E. Hill...................       1999          190,748(2)       0       45,000           18,692
  Senior Vice President
Peter F. DiGiammarino(3)........       1999          199,807          0       10,000            7,948
  Senior Vice President

---------------
(1) The figures in this column may include contributions by BTG under its 401(k) profit sharing plan, Company-paid life insurance premiums, educational benefits, and reimbursement of a maximum of $10,000 per year of the cost of uninsured medical expenses, tax preparation, financial planning, and certain legal expenses.

(2) Of this amount, $11,997.53 was paid in Company stock.

(3) As of January 4, 1999, the Company no longer employed Mr. DiGiammarino.

STOCK OPTIONS

     Option Grants. The following table contains information with respect to grants of stock options to each of the Named Executive Officers during the fiscal year ended March 31, 1999. All such grants were made under the Employee Option Plan. Under the Employee Option Plan, options to purchase up to an aggregate of 1,250,000 shares are available for grants to key employees. As of March 31, 1999, options to purchase 1,243,250 shares had been granted since the inception of the Employee Option Plan. Of those, options to acquire 14,166 shares had been exercised, and options to acquire 1,034,251 shares were outstanding under the Employee Option Plan. At March 31, 1999, 201,583 shares remained available for issuance under the Employee Option Plan. BTG does not have any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                         --------------------------------------------------------------     POTENTIAL REALIZED
                                                                                             VALUE AT ASSUMED
                                                                                               ANNUAL RATE
                         NUMBER OF                                                               OF STOCK
                         SECURITIES      % OF TOTAL SECURITIES                              PRICE APPRECIATION
                         UNDERLYING       UNDERLYING OPTIONS     EXERCISE                    FOR OPTION TERM
                          OPTIONS        GRANTED TO EMPLOYEES      PRICE     EXPIRATION   ----------------------
         NAME             GRANTED           IN FISCAL YEAR       ($/SH)(3)    DATE(4)        5%           10%
         ----            ----------      ---------------------   ---------   ----------      --           ---
Edward H. Bersoff......    35,000(1)              3.93%            $9.83       4/09/03    $ 56,462      $172,235
                          100,000(2)             11.23              6.60      12/17/03      98,000       320,000
Randall C. Fuerst......    25,000(1)              2.81              8.94       4/09/08     145,275       382,185
                           50,000(2)              5.61              6.30      12/17/08     165,000       483,000
John Littley, III......    10,000(1)              1.12              8.94       4/09/08      58,110       152,874
                           15,000(2)              1.68              6.30      12/17/08      49,500       144,900
Linda E. Hill..........    10,000(1)              1.12              8.94       4/09/08      58,110       152,874
                           35,000(2)              3.93              6.30      12/17/08     115,500       338,100
Marilynn D. Bersoff....    15,000(1)              1.68              9.83       4/09/03      24,198        73,815
Peter F.
  DiGiammarino(5)......    10,000(1)              1.12              8.94       4/04/99           0             0

---------------
(1) These options vest in equal installments over a three-year period beginning April 9, 2000, two years after the grant date.

(2) These options vest in equal installments over a three-year period beginning December 17, 1999, one year after the grant date.

(3) The option exercise prices on all options granted under the Employee Option Plan may not be less than 100% of the fair market value of the stock on the grant date, as defined in the Employee Option Plan. For options granted on or after December 17, 1998, the exercise prices range from 105% to 115% of fair market value as of the grant date. The table shows the exercise price applicable to options in the first year they become exercisable. The options are not subject to any provision that could cause the exercise price to be lowered (other than for anti-dilution purposes).

(4) Under the Employee Option Plan, options can only be exercised so long as the optionee is employed by BTG or a subsidiary of BTG, and for three months after termination of employment, but not later than ten years after the grant.

(5) As of January 4, 1999, the Company no longer employed Mr. DiGiammarino, and his options terminated on April 4, 1999.

     Option Exercises and Year-End Value. The following table provides information regarding the exercise of options during the year ended March 31, 1999, as well as the fiscal year-end value of all unexercised options held by the Named Executive Officers:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                             MARCH 31, 1999               MARCH 31, 1999(1)
                              ACQUIRED IN    VALUE     ---------------------------   ---------------------------
            NAME               EXERCISE     REALIZED   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE   EXERCISABLE
            ----              -----------   --------   -------------   -----------   -------------   -----------
Edward H. Bersoff...........     8,001      $47,705       171,000         6,667         $     0        $     0
Randall C. Fuerst...........         0            0        98,666         7,334               0              0
John Littley, III...........         0            0        50,666         9,834               0              0
Linda E. Hill...............     1,000        3,450        65,666         2,334               0              0
Marilynn D. Bersoff.........     4,000       15,160        27,666         3,834               0              0
Peter F. DiGiammarino(2)....         0            0             0             0               0              0

---------------
(1) Based on a value of $5.625 per share on March 31, 1999.

(2) As of January 4, 1999, the Company no longer employed Mr. DiGiammarino, and his options terminated on April 4, 1999.

EMPLOYMENT AGREEMENTS

     Pursuant to an agreement dated as of October 24, 1997, Edward H. Bersoff serves as the President and Chief Executive Officer of BTG. Dr. Bersoff is to be paid minimum annual cash compensation of $400,000 and is employed for a term ending on March 31, 2002. This term is automatically extended for successive two-year periods unless written notice to terminate is given at least six months prior to the expiration of the term or any such two-year extension of the term. Dr. Bersoff's minimum annual cash compensation for such two-year extensions will increase by 10% for each such extension. Dr. Bersoff's employment may be terminated by the Board of Directors for willful and gross misconduct, or in the case of death, or illness or disability which prevents Dr. Bersoff from substantially fulfilling his duties for a period in excess of six consecutive months. If Dr. Bersoff's employment is terminated because of death, illness, or disability, he or his estate, as the case may be, will be paid the cash compensation due Dr. Bersoff for a period of three months following the date of termination. The agreement includes a covenant by Dr. Bersoff not to be involved, directly or indirectly, in a business enterprise that competes with BTG during the term of his employment and for two years thereafter. In addition, under the terms of his employment agreement, Dr. Bersoff will be nominated to serve as a director of BTG during the term of his employment.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is comprised of three members of the Board of Directors, none of whom is an employee of the Company. Mr. Tate is President of BTG Technology Resources, Inc., a wholly-owned subsidiary of the Company. Mr. Tate receives no compensation for this position. The Committee has been authorized to oversee BTG's executive compensation program as well as the Employee Option Plan. The Committee establishes the salary and option levels for the executive officers and approves the recommendation of the Chief Executive Officer with respect to other key executive employees. All decisions by the Committee relating to compensation of executive officers and other key employees, including the awarding of stock options, are reviewed by the full Board of Directors.

     BTG's executive compensation program has been designed to attract and retain highly qualified executive personnel in order to enhance BTG's financial strength and profitability. BTG supports a pay-for-performance policy that rewards individuals for achieving goals that further the Company's long-term plans. The Compensation Committee is mindful of the need to maintain competitive compensation opportunities while encouraging superlative performance. The program is designed to recruit and retain talented executives who are critical to BTG's long-term success.

     Executive compensation consists of three components: base salary; annual incentive bonus; and stock options. The Compensation Committee reviews base salaries for executive officers annually, prior to the start of each fiscal year. Prior to fiscal year 1997, compensation was reviewed annually before the start of the calendar year. Although base salaries are generally competitive with those of comparable companies, the Compensation Committee's philosophy is to use bonuses and stock options to provide a substantial portion of the incentive for performance. Incentive bonuses are paid only to the extent that predetermined corporate, operating unit, and individual goals are achieved.

     In order to qualify for an incentive bonus, each key employee must negotiate the terms of a BTG Performance Agreement ("BPA") with his or her supervisor. The BPA of the Chief Executive Officer is a reflection of the steps required to be satisfied in implementing BTG's then current five-year strategic plan. Each executive officer's BPA is geared toward the satisfaction of that portion of the Chief Executive's BPA as is appropriate, thereby linking incentive compensation, in the form of the annual bonus, to the short and long-term goals of BTG. Although the satisfaction of performance objectives serves as the basis for granting key employee bonuses, the most significant prerequisite to the payment of incentive compensation to executive officers is the satisfaction of overall Company financial performance objectives. For fiscal year 1999, the Compensation Committee, in consultation with the entire Board of Directors, determined that a total of $25,000 in incentive bonuses would be paid to the Company's executive officers.

     To encourage growth and shareholder value, stock options are granted pursuant to the Employee Option Plan to key management personnel who are in a position to make substantial contributions to the long-term success of BTG. The Compensation Committee believes that this focuses attention on managing BTG from the perspective of an owner with an equity interest in the business. Beginning in fiscal year 1999, the Compensation Committee increased the exercise price for stock options granted to senior management from the fair market value as of the date of grant to a sliding scale ranging from 105% to 115% of the fair market value. This change is intended to assure that option grants compensate officers for optimizing the future performance of the Company's stock.

     Like all BTG employees, the Named Executive Officers are eligible to participate in BTG's 401(k) Profit Sharing Plan. The Compensation Committee has authorized the Company to reimburse senior executives up to $10,000 for the cost of health care not covered by insurance, tax preparation, financial planning, and legal expenses related to estate planning, adoptions, and divorce.

     Dr. Bersoff has served in his current capacity as Chairman of the Board, President, and Chief Executive Officer since founding BTG in 1982. The Compensation Committee believes that the success of BTG since its founding has been directly related to Dr. Bersoff's local, regional, and national activities as well as his entrepreneurial abilities. Throughout his term, Dr. Bersoff has served as a leader within BTG as well as within the greater metropolitan Washington business community. The Compensation Committee's general approach in setting the Chief Executive Officer's compensation is to tie a significant portion of his compensation to Company performance, and to seek to be competitive with other companies of similar size in BTG's industry. The Compensation Committee believes that Dr. Bersoff's efforts to implement BTG's plan to restructure its organization and refocus on its core competencies of systems engineering and systems integration justify his salary of $413,542. However, due to the failure to achieve overall Company performance objectives, no incentive bonus was paid for fiscal year 1999. Although Dr. Bersoff's salary for fiscal 1999 represents a 3.8% increase over his salary for fiscal 1998, his total compensation for fiscal 1999 was 3.9% lower than that for fiscal 1998.

                                          Respectfully submitted,

                                          Organization and Compensation
                                          Committee

                                          Alan G. Merten
                                          Raymond T. Tate
                                          Donald M. Wallach, Chair

STOCK PERFORMANCE CHART

     The following chart compares the percentage change in the cumulative total shareholder return on the Company's common stock for the last five fiscal years, with the cumulative total return on both the NASDAQ Composite Index and a peer group of companies. The NASDAQ Composite Index is a broad-based, capitalization-weighted index of all NASDAQ stocks. The peer group consists of six companies, each of whose business focus is similar to that of BTG. While none of the selected peers offers a range of products and services fully comparable to that of BTG, each is recognized as a provider of high technology electronic, computer and communications equipment, and engineering services, primarily to the Government and other Government resellers. The return of each peer group company has been weighted according to its respective stock market capitalization for the purpose of arriving at a peer group average. Dividends paid by those companies that pay dividends are assumed to be reinvested at the end of the ex-dividend month without any transaction cost.

     The members of the peer group are as follows: American Management Systems, Incorporated, CACI International, Inc., GRC International, Inc., Nichols Research Corp., Affiliated Computer Services, Inc., and Computer Sciences Corporation. This list differs from the peer group used for fiscal year 1998, which included American Management Systems, Incorporated, CACI International, Inc., GRC International, Inc., Nichols Research Corp., Analysis and Technology, Inc., and Microdyne Corporation, because two of the companies listed in the prior year's group -- Analysis and Technology, Inc. and Microdyne
Corporation -- have been acquired by other companies and their stock is no longer publicly traded. In turn, the peer group used in 1998 differed from the peer group used in fiscal year 1997 and prior years because three of the companies listed among the prior peer groups -- Computer Data Systems, Inc., Logicon, Inc., and Questech, Inc. -- had been acquired by other companies, and one, Government Technology Services, Inc., was deleted because BTG is no longer in the same line of business as that company. Accordingly, BTG has restated the results for the peer group used last year and has added results for the new peer group as of fiscal year 1998. The comparison assumes $100 was invested on December 23, 1994 in BTG's common stock, in the peer group composites, and in the NASDAQ Composite Index, and assumes the reinvestment of dividends, as previously described.

                                                                 NEW PEER GROUP         1998 PEER GROUP       NASDAQ COMPOSITE
                                             BTG, INC.               RETURN                 RETURN                  INDEX
                                            -----------          ---------------        ---------------       -----------------
12/23/94                                       100.00                 100.00                 100.00                 100.00
3/31/95                                         97.00                 101.00                 110.00                 110.00
3/31/96                                        123.00                 155.00                 210.00                 150.00
3/31/97                                        219.00                 134.00                 163.00                 167.00
3/31/98                                        115.00                 218.00                 215.00                 253.00
3/31/99                                         70.00                 228.00                 229.00                 340.00

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers, and certain beneficial holders of common stock to file reports with the SEC on Forms 3, 4, and 5 to report their ownership of and transactions in the Company's stock. During BTG's fiscal year 1999, Directors Ruth Davis, Donald Wallach, Alan Merten, and Raymond Tate each failed timely to report one transaction.

                     DIRECTORS STOCK OPTION PLAN AMENDMENTS
                                   (ITEM TWO)

     The Directors Option Plan gives Eligible Directors the right to receive options to purchase shares of the Company's common stock. Those Eligible Directors serving on August 30, 1995, the effective date of the Directors Option Plan, were granted initial options, the number of which varied depending upon each Eligible Director's years of service as a director. Each Eligible Director also is granted an additional option to purchase 1,000 shares for each year that the Eligible Director continues in that status. Options are exercisable beginning six months after the date they are granted. The exercise price of such options is the fair market value of the stock on the grant date. The Directors Option Plan will terminate on August 30, 2005, unless terminated at an earlier date by the Board of Directors.

     The Board of Directors has approved, and is proposing for shareholder approval, amendments to the Directors Option Plan. The amendments increase, to 2,500, the number of option shares issuable initially and annually to each Eligible Director, and increase the exercise price of the options to 110% of the fair market value of the shares on the date the option is granted. In all other respects, the Directors Option Plan, which was approved by shareholders at the annual meeting of shareholders on August 14, 1996, will remain unchanged. These amendments, as set forth in the Amended and Restated Directors Stock Option Plan, attached hereto as Appendix A, will be effective as of December 17, 1998. The Board believes these amendments will foster increased involvement by directors in the affairs of the Company and will align their interests further with the Company's performance. In addition, they will provide an additional incentive to attract future directors.

     Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the annual meeting, is required to approve the amendments to the Directors Option Plan.

     YOUR PROXY WILL BE VOTED FOR THIS PROPOSAL UNLESS YOU SPECIFY OTHERWISE.

                         INDEPENDENT PUBLIC ACCOUNTANTS
                                  (ITEM THREE)

     On July 28, 1999, the Board of Directors appointed Deloitte & Touche LLP to replace KPMG LLP as BTG's independent public accountants for the fiscal year ending March 31, 2000, subject to ratification by shareholders at the annual meeting. During the two fiscal years ended March 31, 1999 and March 31, 1998, the reports of KPMG LLP on the Company's annual financial statements have neither contained any adverse opinions or disclaimers of opinion, nor have they been qualified or modified as to uncertainty, audit scope, or accounting principles. During such two-year period, and through July 28, 1999, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with its reports on the Company's financial statements for such years. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Deloitte & Touche LLP to audit the books and accounts of BTG for the fiscal year ending March 31, 2000. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

     YOUR PROXY WILL BE VOTED FOR THIS PROPOSAL UNLESS YOU SPECIFY OTHERWISE.

          DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS TO BE INCLUDED
                               IN PROXY MATERIALS

     Any proposal submitted under SEC Rule 14a-8 for inclusion in next year's annual meeting proxy statement must be received by BTG by May 1, 2000. Any other proposal for consideration by shareholders at next year's annual meeting must be received by BTG by June 12, 2000.

                        OTHER BUSINESS TO BE TRANSACTED

     As of the date of this proxy statement, the Board of Directors of BTG knows of no other business which may come before the annual meeting. If any other business is properly brought before the annual meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

                                          By order of the Board of Directors of
                                          BTG, Inc.
                                          /s/ EDWARD H. BERSOFF
                                          Edward H. Bersoff
                                          Chairman of the Board, President, and
                                          Chief Executive Officer

Fairfax, Virginia
July 29, 1999

     COPIES OF THE ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED MARCH 31, 1999, ACCOMPANY THIS PROXY STATEMENT. SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K BY WRITING TO BTG, INC., ATTENTION: INVESTOR RELATIONS, 3877 FAIRFAX RIDGE ROAD, FAIRFAX, VIRGINIA 22030, BY E-MAIL AT INVESTOR@BTG.COM, OR VIA THE INTERNET AT WWW.BTG.COM.

                                                                       EXHIBIT A

                                   BTG, INC.

                          DIRECTORS STOCK OPTION PLAN
                  AMENDED AND RESTATED AS OF DECEMBER 17, 1998

     BTG, INC., a Virginia corporation (the "Corporation"), sets forth herein the terms of the Directors Stock Option Plan (the "Plan") as follows:

1.  PURPOSE

     1.1. The Plan is intended to attract and retain the best possible members of the Board and to provide additional incentives to those directors to promote the success of the Corporation. The Plan provides Eligible Directors an opportunity to purchase shares of the Stock pursuant to Options. Options granted under the Plan shall not constitute "incentive stock options" within the meaning of Section 422 of the Code.

     1.2. The Plan is intended to constitute a "formula plan" and Eligible Directors are intended to be "disinterested administrators" of other plans maintained by the Corporation for purposes of Rule 16b-3 under the Exchange Act.

2.  DEFINITIONS

     For purposes of interpreting the Plan and related documents (including Stock Option Agreements), the following definitions shall apply:

     2.1.   "Additional Option" means any Option other than an Initial Option.

     2.2. "Administrator" means the Chief Financial Officer of the Corporation or such other person as is appointed by the Board to serve as Administrator.

     2.3.   "Board" means the board of directors of the Corporation.

     2.4.   "Code" means the Internal Revenue Code of 1986, as amended.

     2.5. "Commencement of Service" means the date of election of the Eligible Director to his or her first term as a Director.

     2.6.   "Corporation" means BTG, Inc., a Virginia corporation.

     2.7. "Effective Date" means the date of adoption of the Plan by the Board.

     2.8. "Eligible Director" means a member of the Board who is not an officer or employee of the Corporation.

     2.9. "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or hereafter amended.

     2.10. "Exercise Price" means the Option Price multiplied by the number of shares of Stock purchased pursuant to exercise of an Option.

     2.11. "Expiration Date" means the tenth anniversary of the Grant Date or, if earlier, the termination of the Option pursuant to Section 4.2(c) hereof.

     2.12. "Fair Market Value" means the value of each share of Stock subject to the Plan determined as follows: If on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded on an established securities market, the Fair Market Value of the Stock shall be the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the Grant Date or other determination date (or, if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day), or, if no sale of the Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be determined by the Administrator in good faith.

     2.13. "Grant Date" means the date on which an Option grant takes effect pursuant to Section 7 hereof.

     2.14. "Initial Option" means an Option received by each Eligible Director as of the Effective Date or thereafter as of an Eligible Director's Commencement of Service.

     2.15. "Option" means any option to purchase one or more shares of Stock pursuant to the Plan, including both Initial Options and Additional Options.

     2.16.  "Optionee" means an Eligible Director who holds an Option.

     2.17. "Option Period" means the period during which Options may be exercised as defined in Section 9 hereof.

     2.18. "Option Price" means the purchase price for each share of Stock subject to an Option.

     2.19. "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

     2.20.  "Stock" means the Common Stock of the Corporation.

     2.21. "Stock Option Agreement" means the written agreement evidencing grant of an Option hereunder.

3.  ADMINISTRATION

     The Plan shall be administered by the Administrator. The Administrator's responsibilities under the Plan shall be limited to taking all legal actions necessary to document the Options provided herein, to maintain appropriate records and reports regarding those Options, and to take all acts authorized or required by the Plan.

4.  STOCK SUBJECT TO THE PLAN

     4.1. Options to purchase not more than 100,000 shares of the Stock may be granted under the Plan. If any Option expires, terminates or is terminated or cancelled for any reason before it is exercised in full, the shares of Stock that were subject to the unexercised portion of the Option shall be available for future Options granted under the Plan.

     4.2(a). If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable on capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the Effective Date, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

     4.2(b). Subject to Section 4.2(c) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

     4.2(c). Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board which results in any person or entity owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan, the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan (if applicable) and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan and Options, each individual holding an Option shall have the right (subject to the limitations on exercise set forth in Section 9 below) immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall determine and designate, to exercise such Option to the extent that such Option was otherwise exercisable at the time such termination occurs. The Administrator shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Corporation gives notice thereof to its stockholders.

     4.2(d). Adjustments under this Section 4.2 related to stock or securities of the Corporation shall be made by the Administrator, whose determination in that respect shall be final and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     4.2(e). The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

5.  ELIGIBILITY

     Eligibility under the Plan is limited to Eligible Directors.

6.  OPTION PRICE

     The Option Price of the Stock covered by each Option granted under the Plan prior to December 17, 1998 shall be the Fair Market Value of such Stock. The Option Price of the Stock covered by each Option granted under the Plan, on or after December 17, 1998, shall be 110% of the Fair Market Value of such Stock. The Option Price shall be subject to adjustment as provided in Section 4.2 hereof.

7.  NUMBER OF SHARES AND GRANT DATES

     On the Effective Date, each Eligible Director then serving on the Board shall be granted an Initial Option to purchase shares of Stock, the number of shares of which will vary depending upon each Eligible Director's years of service as a director of the Corporation as of the time of the Effective Date, as follows: (1) more than seven years of service -- 2,500 shares; (2) between three and seven years of service -- 2,000 shares; (3) between zero and three years of service -- 1,500 shares; and (4) no service -- 1,000 shares. Prior to December 17, 1998, each Eligible Director whose Commencement of Service is after the Effective Date shall be granted an Initial Option to purchase 1,000 shares of Stock as of the date of the Eligible Director's Commencement of Service. An Eligible Director also shall be granted an Additional Option to purchase

1,000 shares of Stock on each anniversary of the Grant Date of the Initial Option if the Eligible Director continues to be an Eligible Director on each of those anniversary dates. On or after December 17, 1998, the amount subject to grant shall be as follows: each Eligible Director whose Commencement of Service is on or after December 17, 1998 shall be granted an Initial Option to purchase 2,500 shares of Stock as of the date of the Eligible Director's Commencement of Service. Each Eligible Director also shall be granted an Additional Option to purchase 2,500 shares of Stock on each anniversary of the Grant Date of the Initial Option if the Eligible Director continues to be an Eligible Director on each of those anniversary dates.

8.  VESTING OF OPTIONS

     Subject to Section 9 hereof, the Options granted to each Eligible Director shall be vested upon the Grant Date.

9.  OPTION PERIOD

     An Option shall be exercisable only during the Option Period. The Option Period shall commence six months after the Grant Date and shall end at the close of business on the Expiration Date; provided, however, that in no event shall any Option Period commence prior to approval of the Plan by the Corporation's stockholders. The Option granted to an Eligible Director will terminate on the Expiration Date.

10.  TIMING AND METHOD OF EXERCISE

     Subject to Sections 8 and 9 hereof, an Optionee may, at any time, exercise an Option with respect to all or any part of the shares of Stock then subject to such Option by giving the Corporation written notice of exercise, specifying the number of shares as to which the Option is being exercised. Such notice shall be addressed to the Administrator at the Corporation's principal office, and shall be effective when actually received (by personal delivery, fax or other delivery) by the Administrator. Such notice shall be accompanied by an amount equal to the Exercise Price of such shares, in the form of any one or combination of the following: (a) cash or cash equivalents, or (b) shares of Stock valued at Fair Market Value in accordance with the Plan; provided, however, that the Board may in its discretion impose and set forth in the Option Agreement pertaining to an Option such limitations or prohibitions on the use of shares of Stock to exercise Options as it deems appropriate. Shares of Stock acquired by the Optionee through exercise of an Option may be surrendered in payment of the Exercise Price of Options; provided, however, that any Stock surrendered in payment must have been (a) held by the Optionee for more than six months at the time of surrender, or (b) acquired under an Option granted not less than six months prior to the time of surrender. Payment in full of the Exercise Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Exercise Price.

11.  NO STOCKHOLDER RIGHTS UNDER OPTION

     Neither an Optionee nor any person entitled to exercise an Optionee's rights in the event of an Optionee's death shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option except to the extent the certificates for such shares shall have been issued upon the exercise of the Option.

12.  CONTINUATION OF SERVICE

     Nothing in the Plan shall confer upon any person any right to continue as a member of the Board or interfere in any way with the right of the Corporation to terminate such relationship.

13.  STOCK OPTION AGREEMENT

     Each Option granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement notifying the Optionee of the grant and incorporating the terms of the Plan. The Stock Option Agreement shall be executed by the Corporation and the Optionee.

14.  WITHHOLDING

     The Corporation shall have the right to withhold, or require an Optionee to remit to the Corporation, an amount sufficient to satisfy any applicable federal, state or local withholding tax requirements imposed with respect to exercise of Options. To the extent permissible under applicable tax, securities and other laws, the Optionee may satisfy a tax withholding requirement by directing the Corporation to apply shares of Stock to which the Optionee is entitled as a result of the exercise of an Option to satisfy withholding requirements under this Section 14.

15.  NON-TRANSFERABILITY OF OPTIONS

     Each Option granted pursuant to the Plan shall, during Optionee's lifetime, be exercisable only by Optionee, and neither the Option nor any right thereunder shall be transferable by the Optionee by operation of law or otherwise other than by will or the laws of descent and distribution, and shall not be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes.

16.  USE OF PROCEEDS

     The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

17.  ADOPTION, AMENDMENT, SUSPENSION AND TERMINATION

     17.1. The Plan shall be effective as of the date of adoption by the Board, subject to stockholders' approval of the Plan within one year of the Effective Date by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the matter, or by written consent in accordance with applicable state law and the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Corporation and in a manner that satisfies the requirements of Rule 16b-3(b) of the Exchange Act; provided, however, that upon approval of the Plan by the stockholders of the Corporation, all Options granted under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date, any Options granted hereunder shall be null, void and of no effect.

     17.2. Subject to the limitation of Section 17.4 hereof, the Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable; provided, however, the Board shall not amend the Plan in the following respects without the approval of stockholders then sufficient to approve the Plan in the first instance:

        (a) To materially increase the benefits provided under the Plan;

        (b) To increase the maximum number of shares which may be granted;

        (c) To change the designation or class of persons eligible to receive Options under the Plan.

     17.3. No Option may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the Optionee's consent, alter or impair any rights or obligations under any Stock Option Agreement previously entered into under the Plan. The Plan shall terminate ten years after the Effective Date unless previously terminated pursuant to Section 4.2 hereof or by the Board pursuant to this
Section 17.

     17.4. Notwithstanding the provisions of Section 17.2 hereof, the Plan shall not be amended more than once in any six-month period other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules promulgated thereunder.

18.  SECURITIES LAWS

     18.1. The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act, upon exercise of any Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Administrator has received evidence satisfactory to the Administrator that the holder of such Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Administrator shall be final and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

     18.2. The intent of the Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Administrator may exercise discretion to modify the Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

19.  INDEMNIFICATION

     19.1. To the extent permitted by applicable law, the Administrator shall be indemnified and held harmless by the Corporation against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by the Administrator in connection with or resulting from any claim, action, suit or proceeding to which the Administrator may be a party or in which the Administrator may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by the Administrator (with the Corporation's written approval) in the settlement thereof, or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding except a judgment in favor of the Corporation; subject, however, to the conditions that upon the institution of any claim, action, suit or proceeding against the Administrator, the Administrator shall give the Corporation an opportunity in writing, at its own expense, to handle and defend the same before the Administrator undertakes to handle and defend it on the Administrator's own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power the Corporation may have to indemnify the Administrator or hold the Administrator harmless.

     19.2. The Administrator and each officer and employee of the Corporation shall be fully justified in reasonably relying or acting upon any information furnished in connection with the administration of the Plan by the Corporation or any employee of the Corporation. In no event shall any person who is or shall have been the Administrator, or an officer or employee of the Corporation, be liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including furnishing of information) taken or any failure to act, if in good faith.

20.  GOVERNING LAW

     The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of Virginia, other than the choice of law rules thereof.

     The Plan was duly adopted and approved by the Board on August 30, 1995, and was duly approved by the stockholders of the Corporation on August 14, 1996.


                                          /s/ MARILYNN D. BERSOFF
                                          --------------------------------------
                                          Marilynn D. Bersoff
                                          Secretary

                           \/ FOLD AND DETACH HERE \/
--------------------------------------------------------------------------------

REVOCABLE PROXY

                                    BTG, INC.
                3877 FAIRFAX RIDGE ROAD, FAIRFAX, VIRGINIA 22030

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 9, 1999, AND AT ANY ADJOURNMENTS THEREOF.

       The undersigned, being a shareholder of BTG, Inc. (the "Company"), hereby appoints Edward H. Bersoff as proxy and hereby authorizes such proxy to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Hyatt Regency Reston, 1800 Presidents Street, Reston, VA 20190 on September 9, 1999 at 10:00 a.m., Eastern Time, and at any adjournments of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the following instructions. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

1. Proposal to elect the following two nominees for Director, each for a three-year term expiring at the 2002 Annual Meeting:

                     Ruth M. Davis      Raymond T. Tate

[ ] FOR all the nominees listed above.

[ ] WITHHOLD AUTHORITY to vote for the following nominee(s):____________________

2. Proposal to amend the Directors Stock Option Plan, effective December 17, 1998, increasing to 2,500 the number of option shares issuable per year to each eligible director, and increasing the option price from the fair market value of the stock on the date of the grant to 110% of such fair market value:

     [ ] FOR             [ ] AGAINST               [ ] ABSTAIN

3. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2000:

     [ ] FOR             [ ] AGAINST               [ ] ABSTAIN

4. To vote, in its discretion, upon any other business that may properly come before the annual meeting or any adjournments thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other matters which should come before the annual meeting:

                          (Continued and to be signed and dated on reverse side)

                           \/ FOLD AND DETACH HERE \/
--------------------------------------------------------------------------------

(continued from reverse side)

       The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Shareholders of BTG, Inc. called for September 9, 1999, and a Proxy Statement, prior to signing this Proxy.

     -----------------------
      I PLAN TO ATTEND THE          Dated:______________________________, 1999
        SEPTEMBER 9, 1999
       ANNUAL SHAREHOLDERS
             MEETING                __________________________________________
               [ ]                                  SIGNATURE
     -----------------------
                                    Note: Please sign exactly as your name
                                    appears on this proxy. Only one signature is required where the stock is held jointly.
                                    When signing in a representative capacity, please give title.






THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS OTHERWISE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AT THE DISCRETION OF THE PROXY. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.